SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) October 28, 2005

             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

       001-06249                                         34-6513657
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(Commission File Number)                    (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts        02114
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
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              (Registrant's Telephone Number, Including Area Code)

                                       n/a
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

      On October 28, 2005, First Union Real Estate Equity and Mortgage Investment (the "Registrant"), through its wholly-owned operating partnership First Union REIT, L.P. (the "Operating Partnership") entered into a joint venture agreement with Marc Ontario LLC pursuant to which they formed FT-Ontario Holdings LLC ("FT-Ontario"), a Delaware limited liability company. FT-Ontario was formed for the purpose of making the acquisition described in Item 2.01 below.

      Pursuant to the terms of the joint venture agreement, the Operating Partnership and Marc Ontario LLC contributed approximately $5.7 million and $1.4 million, respectively, to the capital of FT-Ontario. The Operating Partnership is the managing member of FT-Ontario and holds an 80% interest in FT-Ontario. At such time as each of the members of FT-Ontario receive aggregate distributions equal to their invested capital plus a 9% cumulative return thereon, the Operating Partnership's interest in FT-Ontario decreases to 75%.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

      On October 28, 2005, FT-Ontario acquired through two wholly owned subsidiaries 128,000 square feet of retail and office space consisting of the first six floors in a mixed-use building together with 208 parking spaces located at One East Erie, Chicago, Illinois (the "Property"). The Property was acquired from American Invesco, an unaffiliated third party, for an aggregate purchase price of approximately $26.5 million. FT-Ontario incurred approximately $518,000 in closing costs. The purchase price was funded through the capital contribution made to FT-Ontario by the Operating Partnership and Marc Ontario LLC, with the balance being provided from a loan from the Operating Partnership to FT-Ontario which is described in Item 2.03 below.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      In connection with the acquisition of the Property, the Operating Partnership made a loan to FT-Ontario in the original principal amount of $19,902,771. The loan bears interest at the prime rate, requires monthly payments of interest only and matures on October 28, 2006. It is presently anticipated that this loan will be satisfied from a permanent first mortgage loan obtained with respect to the Property. The loan is secured by FT-Ontario's ownership interest in the two subsidiaries that hold the retail and office space and the parking spaces, respectively.

ITEM 7.01 Regulation FD Disclosure

      On October 31, 2005, the Registrant announced the transaction described in Items 1.01, 2.01 and 2.03 above. A copy of the press release is attached hereto as exhibit 99.

ITEM 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

      99.   Press Release dated October 31, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of November, 2005.

                                              FIRST UNION REAL ESTATE EQUITY AND
                                              MORTGAGE INVESTMENTS

                                              By: /s/ Carolyn Tiffany
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                                                  Carolyn Tiffany
                                                  Chief Operating Officer